UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2016

1PM INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

333-203276	47-3278534
(Commission File No.)	(IRS Employer Identification No.)

312 S. Beverly Drive #3104, Beverly Hills, California
(Address of principal executive offices) (zip code)

(424) 253-9991
(Registrant's telephone number, including area code)

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01. Regulation FD Disclosure.

On January 28, 2016, 1PM Industries, Inc. (the "Company") issued a press release (the "Press Release") regarding its up-listing to the OTCQB. A copy of the Press Release is furnished herewith as Exhibit 99.1.

Item 8.01. Other Events

In January 2016, the Company begun selling its medical marijuana products to dispensaries in California. As of January 28, 2016, the Company's products are available in approximately 20 dispensaries in Northern California and the Company has conducted 5 in-store product samplings and have 3 scheduled for next week. The Company's goal is to expand to 100 dispensaries by the end of March 2016 and to conduct 3-5 in-store product samplings a week.

The Company's primary focus is on in-store sampling because it is an effective tool for driving and accelerating sales and distribution. In-store sampling drive: additional repeat purchase, sales for existing products and line extensions, brand franchise trial and sales and delivers new customers.

Item 9.01. Financial Statements and Exhibits.

Exhibits.

99.1	Press Release dated January 28, 2016

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1PM Industries, Inc.

Dated: January 29, 2016	By:	/s/ Joseph Wade
	Name:	Joseph Wade
	Title:	CEO